Exhibit 10.2
SECOND AMENDMENT TO EMPLOYMENT AGREEMENT

    THIS SECOND AMENDMENT TO EMPLOYMENT AGREEMENT (the “Amendment”) is made and entered into as of August 21, 2025, by and between Bandwidth Inc., a Delaware corporation, having offices at 2230 Bandmate Way, Raleigh, North Carolina 27607 USA (“Bandwidth”), and Devesh Agarwal (“Executive”).

WHEREAS, Bandwidth and Executive previously entered into an Employment Agreement, dated as of July 1, 2022 (as amended, the “Employment Agreement”); and
WHEREAS, Bandwidth and Executive desire to amend the Employment Agreement as provided in this Amendment.
NOW, THEREFORE, in consideration of the premises herein contained, Bandwidth and Executive hereby agree to amend the Employment Agreement as follows:
1.Sections 3.3.2 and 3.3.3 are hereby amended and restated in their entirety, as follows:
3.3.2     Upon a Qualifying Termination (as defined below), the Initial RSU Award and any other equity award granted to Executive by Bandwidth that is scheduled to vest based on the passage of time (as opposed to performance goals) (“Additional Equity Award”) will become vested, subject to the release requirement below, with respect to that portion of the Initial RSU Award or Additional Equity Award, as applicable, that is scheduled to vest within six (6) months following Executive’s termination. Notwithstanding the foregoing, upon a Qualifying Termination within 12 months after a Change in Control, any outstanding and unvested portion of the Initial RSU Award and Additional Equity Award will become fully vested, subject to the release requirement below.

3.3.3    All of Executive’s unvested RSUs and any other equity award granted to Executive by Bandwidth that is scheduled to vest solely based on the passage of time (as opposed to performance goals) will become fully vested upon the Executive’s death prior to termination or expiration of this Agreement.

2.Section 3.4 is hereby amended and restated in its entirety, as follows:
3.4.1    If Bandwidth terminates Executive other than for Cause, or Executive resigns for Good Reason (either, a “Qualifying Termination”), then Bandwidth will pay to Executive an amount in cash ("Severance") equal to (i) one hundred percent (100%) of the then-current Base Salary, plus (ii) one hundred percent (100%) of the Target Bonus, plus (iii) a healthcare stipend, grossed up for taxes, in an amount sufficient to facilitate your purchase of healthcare coverage of your choice (including COBRA) comparable to your then-current coverage for a period of twelve (12) months. Such amount, less any applicable taxes and other similar amounts, will be paid in equal installments over a twelve (12) month period following the termination in accordance with Bandwidth’s standard payroll practices and procedures.

3.4.2    Notwithstanding the foregoing and in lieu of any amounts payable pursuant to Section 3.4.1, if a Qualifying Termination occurs within 12 months following a Change in Control, then Bandwidth will pay to Executive Severance equal to (i) one hundred fifty percent (150%) of the then-current Base Salary, plus (ii) one hundred percent (150%) of the Target

Bonus, plus (iii) a healthcare stipend, grossed up for taxes, in an amount sufficient to facilitate Executive’s purchase of healthcare coverage of his choice (including COBRA) comparable to your then-current coverage for a period of eighteen (18) months. Such amount, less any applicable taxes and other similar amounts, will be paid in equal installments over an eighteen (18) month period in accordance with Bandwidth’s standard payroll practices and procedures.

3.4.3    Notwithstanding anything to the contrary in this Agreement, the receipt of any Severance and the acceleration of any equity vesting, in whole or in part, provided for pursuant to this Agreement or otherwise will be dependent upon Executive’s delivery to Bandwidth of an effective general release of claims substantially in the form attached hereto as Exhibit B not later than sixty (60) days after the date of Executive’s termination of employment (or such longer period as may be required by applicable law), and shall be paid or commence no later than thirty (30) days thereafter, with the first payment to include any amounts that would have been payable on payroll dates occurring after Executive’s termination of employment and prior to such first payment.

3.This Amendment does not supersede the terms and conditions of the Employment Agreement, except to the extent expressly described herein.

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IN WITNESS WHEREOF, the undersigned have executed this Amendment on the day and year first above written.

Bandwidth:

BANDWIDTH INC.

By    /s/ Rebecca Bottorff
Rebecca Bottorff
    Chief People Officer

Executive:

/s/ Devesh Agarwal
Devesh Agarwal

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